Exhibit 77Q(1)(e)(ii)

Advisory Agreement dated September 16, 2011 between Natixis Funds Trust II on behalf of Loomis Sayles Senior Floating Rate and Fixed Income Fund and Loomis, Sayles & Company, L.P. is incorporated by reference to exhibit (d)(1)(xv) to PEA No. 158 as filed on September 29, 2011.